Exhibit 10.71

Form of Confirmation evidencing purchases of commodities options by Wright Express Corporation from the Bank of Montreal

Bank of Montreal Commodity Derivatives Operations 250 Yonge St, 10th Floor Toronto, Ontario M5B 2M8 CANADA Tel: 514-877-5843 Talin Galentz Fax: 416 552-7974 Email: commodity.products@bmo.com

Date:	[Date]
To:	WRIGHT EXPRESS CORPORATION
97 Darling Avenue
South Portland, Maine
04106 USA

Attn:	Frank Douglass / Steve Elder
Tel:	207-523-7723 / 207-523-7769
Fax:	207-523-7104
Email:	frank_douglass@wrightexpress.com / steve_elder@wrightexpress.com

Re:	Commodity COLLAR Transaction: Our Ref. No. [ ]

Dear Sirs:

The purpose of this facsimile is to confirm the terms and conditions of the Transaction entered into between Bank of Montreal (“BMO”) and WRIGHT EXPRESS CORPORATION (“Counterparty”) on the Trade Date specified below (the “Transaction”). This facsimile constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2005 ISDA Commodity Definitions as published by the International Swaps and Derivatives Association, Inc. (the “Commodity Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between the Commodity Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to the ISDA Master Agreement dated as of July 08, 2010, as amended and supplemented from time to time (the “Agreement”) between BMO and Counterparty. All provisions contained in the Agreement govern this Confirmation except as modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Option Type	Collar

Notional Quantity	See Attached Table

Commodity	[ ]

Trade Date	[ ]

Form of Confirmation evidencing purchases of commodities options by Wright Express Corporation from the Bank of Montreal

Effective Date	[ ]

Termination Date	[ ]

Calculation Periods	Each calendar quarter starting on [ ] and ending on [ ]

Commodity Reference Price	[ ]

Cap Details

Premium Payer	BMO

Floating Price Payer	Counterparty

Cap Price	[ ]

Unit	GAL

Floating Amount	For each Calculation Period, if the Specified Price is less than the Floor Price, the absolute difference between the Specified Price and the Floor Price multiplied by the Notional Quantity for that Calculation Period, otherwise zero.

Floor Details

Premium Payer	Counterparty

Floating Price Payer	BMO

Floor Price	[ ]

Unit	GAL

Floating Amount	For each Calculation Period, if the Specified Price is less than the Floor Price, the absolute difference between the Specified Price and the Floor Price multiplied by the Notional Quantity for that Calculation Period, otherwise zero.

Payment Dates	5 Business Day(s) following the last Pricing Date for each Calculation Period, subject to adjustment in accordance with the Following Business Day Convention

Specified Price	[ ]

Price Source	New York Mercantile Exchange

Delivery Date	In respect of each Calculation Period, the calendar month and year corresponding to such Calculation Period

Form of Confirmation evidencing purchases of commodities options by Wright Express Corporation from the Bank of Montreal

Pricing Dates

Rounding in Transaction	4 decimal places

3. Calculation Agent	BMO

4. Account Details

Payment to BMO	As per standard settlement instructions

Payment to counterparty	As per standard settlement instructions

5. Offices

BMO	Chicago, IL

Counterparty	South Portland, ME

6. Address for notices

BMO	Chicago, IL

Counterparty	South Portland, ME

7. Documents to be delivered

Each party shall deliver to the other, at the time of the execution of this Confirmation, evidence of the specimen signature and incumbency of each person who is executing this Confirmation on the party’s behalf, unless such evidence has previously been supplied in connection with the Agreement and remains true and in effect.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us.

This Confirmation is valid without authorized Bank signature. For confirmation purposes only.

Confirmed as of the date first written above:

WRIGHT EXPRESS CORPORATION

BY:
NAME:
TITLE:
PLEASE PRINT

Confidentiality Statement:

This fax transmission is intended only for the individual /organization to whom it is addressed and may contain confidential and privileged information. If this transmission has been received in error, please notify the sender immediately and destroy any copies of this transmission. Any dissemination or use of this information by a person other than the intended recipient is unauthorized and may be illegal.

Calculation Period	Start Date	End Date	Notional Quality GAL	Payment Date